Exhibit 99.1

Harbor Custom Development, Inc. Announces the Completion of New Senior

Secured Revolving Credit Facility of $25 Million

Gig Harbor, Washington, Mar. 9, 2022 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the closing of a senior secured revolving credit facility (the “Revolving Facility”) with BankUnited, Inc. The facility will provide the Company with a $25 million capacity over a two-year term.

“The closing of this $25 million facility provides the Company with additional liquidity and financial flexibility to pursue further growth initiatives,” said Sterling Griffin, Harbor Custom Development’s Chief Executive Officer. “We remain committed to strengthening our current market position and expect that the completion of this facility will assist in the acceleration of our growth and market reach.”

“We are excited to offer this relationship capability and capital solution to fuel Harbor’s growth plans,” said Ben Stacks, BankUnited’s Executive Vice President and Head of Commercial Real Estate.

Piper Sandler served as Harbor’s exclusive financial advisor. The Facility has a rate of SOFR plus 4.75%. The funds will provide the company additional resources to support general working capital requirements and general corporate purposes, including real estate equity investments.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas and Punta Gorda, Florida. As a land developer and builder of apartments, condominiums, single-family homes and luxury homes, Harbor Custom Development’s business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views to develop and sell residential lots, new home communities, and multi-story condominium and apartment properties within a 20 to 60-minute commute of the nation’s fastest-growing metropolitan employment corridors. Harbor is leading the real estate industry as the first national land developer and home builder accepting payment in the form of cryptocurrency for its listed land, developed lots, residential homes, condominiums, and apartments. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

About BankUnited

BankUnited, Inc. (NYSE: BKU), with total assets of $35.8 billion at December 31, 2021 is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida that provides a full range of banking and related services to individual and corporate customers through banking centers located in the state of Florida and in the New York metropolitan area. BankUnited also offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.Official and on Twitter @BankUnited.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974